UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010
CORVEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-19291 (Commission File Number)	33-0282651 (IRS Employer Identification No.)

2010 Main Street, Suite 600,
Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 15, 2010, CorVel Corporation (the “Company”) agreed to repurchase 100,000 shares of the Company’s common stock held by Corstar Holdings, Inc. in a privately negotiated transaction (the “Corstar Repurchase”). Corstar Holdings, Inc. is an affiliate of the Company. These shares were repurchased for $46.31 per share for an aggregate repurchase price of $4,631,000. The negotiated purchase price was below the average closing price of the Company’s common stock for the prior ten trading days. The repurchased shares represent approximately 0.8% of the Company’s total shares of common stock outstanding as of November 12, 2010. The Company will have 11,700,976 shares of common stock outstanding immediately after the Corstar Repurchase.
     The Corstar Repurchase was part of the Company’s previously approved stock repurchase program that has been disclosed in the Company’s prior filings with the Securities and Exchange Commission. The Company used a portion of its cash on hand to repurchase the shares. The repurchased shares will become treasury shares, as authorized but unissued shares of common stock, and will be available for future issuance or general corporate purposes.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION (Registrant)
Dated: November 18, 2010	/s/ DANIEL J. STARCK
Daniel J. Starck,
President and Chief Executive Officer